Exhibit 99.1

2941 Fairview Park Drive Suite 100 Falls Church, VA 22042-4513 www.generaldynamics.com	News

April 29, 2009

Contact: Rob Doolittle

Tel: 703 876 3199

rdoolitt@generaldynamics.com

General Dynamics Reports Strong Revenue, Earnings Per Share Growth in First Quarter 2009

•	Revenues increase 18 percent
•	EPS from continuing operations increases 8.5 percent

FALLS CHURCH, Va. – General Dynamics (NYSE: GD) today reported first-quarter 2009 earnings from continuing operations of $593 million, or $1.54 per share on a fully diluted basis, compared with 2008 first-quarter earnings from continuing operations of $573 million, or $1.42 per share fully diluted. Revenues grew to $8.3 billion in the quarter, an 18 percent increase over first-quarter 2008 revenues of $7 billion. Net earnings for the first quarter of 2009 were $590 million, compared to $572 million in the first quarter of 2008.

“General Dynamics’ performance in the first quarter of 2009 was very strong,” said Nicholas D. Chabraja, chairman and chief executive officer. “Revenues grew at double-digit rates in all four segments of the company, with double-digit organic growth in our defense businesses, demonstrating the continued strength of demand among government customers for the products and services we deliver. The growth in Aerospace revenues is attributable to the acquisition late last year of Jet Aviation.”

Margins

Company-wide operating margins for the first quarter of 2009 were 11 percent, compared to 12.3 percent in the year-ago period. Marine Systems, however, increased operating margins by 90 basis points over the year-ago period to 9.8 percent, based on excellent performance on the Virginia-class, T-AKE, commercial product carrier, DDG-51 and DDG-1000 programs.

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Backlog

Funded backlog at the end of first-quarter 2009 increased 23 percent from one year ago, to $49.2 billion. The company’s total backlog at the end of the quarter was $71.1 billion, 43 percent higher than the $49.8 billion total backlog reported at the end of the year-ago period. In addition to the backlog, the estimated potential contract value, which represents management’s estimate of value under unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options, was $17.9 billion at the end of first-quarter 2009.

Cash

Net cash provided by operating activities from continuing operations in the quarter totaled $154 million. Free cash flow from operations, defined as net cash provided by operating activities from continuing operations less capital expenditures, was $73 million for the period.

“Cash provided by our defense businesses remained strong in the quarter, while the Aerospace group was a user of cash. We expect this to correct itself through the remainder of the year, such that free cash flow should approximate net income by year’s end,” Chabraja said.

“Looking ahead, we remain confident that General Dynamics is well-positioned to maximize the value of our $71 billion backlog as we continue to focus on excellent program execution and value creation for our shareholders,” Chabraja said.

General Dynamics, headquartered in Falls Church, Virginia, employs approximately 92,900 people worldwide. The company is a market leader in business aviation; land and expeditionary combat systems, armaments and munitions; shipbuilding and marine systems; and information systems and technologies. More information about the company is available on the Internet at www.generaldynamics.com.

Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

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WEBCAST INFORMATION: General Dynamics will webcast its first-quarter securities analyst conference call, scheduled for 11:30 a.m. Eastern Time on Wednesday, April 29, 2009. The webcast will be a listen-only audio event, available at www.generaldynamics.com. An on-demand replay of the webcast will be available by 1:30 p.m. April 29 and will continue for 12 months. To hear a recording of the conference call by telephone, please call 888-286-8010 (international: 617-801-6888); passcode 33671486. The phone replay will be available from 1:30 p.m. April 29 until midnight May 6, 2009.

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EXHIBIT A

CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	First Quarter		Variance
	2009	2008	$	%
Revenues	$8,264	$7,005	$1,259	18.0%
Operating costs and expenses	7,359	6,144	(1,215)

Operating earnings	905	861	44	5.1%

Interest, net	(39)	(19)	(20)
Other, net	3	3	—

Earnings from continuing operations before income taxes	869	845	24	2.8%

Provision for income taxes	276	272	(4)

Earnings from continuing operations	$593	$573	$20	3.5%

Discontinued operations, net of tax	(3)	(1)	(2)

Net earnings	$590	$572	$18	3.1%

Earnings per share - basic
Continuing operations	$1.54	$1.43	$0.11	7.7%
Discontinued operations	$(0.01)	$—	$(0.01)

Net earnings	$1.53	$1.43	$0.10	7.0%

Basic weighted average shares outstanding (in millions)	385.8	400.8

Earnings per share - diluted
Continuing operations	$1.54	$1.42	$0.12	8.5%
Discontinued operations	$(0.01)	$—	$(0.01)

Net earnings	$1.53	$1.42	$0.11	7.7%

Diluted weighted average shares outstanding (in millions)	386.5	403.9

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EXHIBIT B

REVENUES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	First Quarter		Variance
	2009	2008	$	%
Revenues:
Aerospace	$1,455	$1,279	$176	13.8%
Combat Systems	2,407	1,997	410	20.5%
Marine Systems	1,669	1,378	291	21.1%
Information Systems and Technology	2,733	2,351	382	16.2%

Total	$8,264	$7,005	$1,259	18.0%

Operating earnings:
Aerospace	$200	$236	$(36)	(15.3)%
Combat Systems	279	259	20	7.7%
Marine Systems	163	122	41	33.6%
Information Systems and Technology	289	260	29	11.2%
Corporate	(26)	(16)	(10)	(62.5)%

Total	$905	$861	$44	5.1%

Operating margins:
Aerospace	13.7%	18.5%
Combat Systems	11.6%	13.0%
Marine Systems	9.8%	8.9%
Information Systems and Technology	10.6%	11.1%
Total	11.0%	12.3%

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EXHIBIT C

PRELIMINARY CONSOLIDATED BALANCE SHEET (UNAUDITED)

DOLLARS IN MILLIONS

	April 5, 2009	December 31, 2008
ASSETS
Current assets:
Cash and equivalents	$1,126	$1,621
Accounts receivable	3,795	3,469
Contracts in process	4,238	4,341
Inventories	2,083	2,029
Other current assets	588	490

Total current assets	11,830	11,950

Noncurrent assets:
Property, plant and equipment, net	2,840	2,872
Intangible assets, net	1,606	1,617
Goodwill	11,529	11,413
Other assets	474	521

Total noncurrent assets	16,449	16,423

Total assets	$28,279	$28,373

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$770	$911
Accounts payable	2,596	2,443
Customer advances and deposits	3,679	4,154
Other current liabilities	3,035	2,852

Total current liabilities	10,080	10,360

Noncurrent liabilities:
Long-term debt	3,112	3,113
Other liabilities	4,816	4,847
Commitments and contingencies

Total noncurrent liabilities	7,928	7,960

Shareholders’ equity:
Common stock	482	482
Surplus	1,383	1,346
Retained earnings	13,730	13,287
Treasury stock	(3,439)	(3,349)
Accumulated other comprehensive loss	(1,885)	(1,713)

Total shareholders’ equity	10,271	10,053

Total liabilities and shareholders’ equity	$28,279	$28,373

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EXHIBIT D

PRELIMINARY CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

DOLLARS IN MILLIONS

	Three Months Ended
	April 5, 2009	March 30, 2008
Cash flows from operating activities:
Net earnings	$590	$572
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	85	69
Amortization	54	33
Stock-based compensation expense	28	23
Excess tax benefit from stock-based compensation	(1)	(15)
Deferred income tax provision	40	(1)
Discontinued operations, net of tax	3	1
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	(292)	(97)
Contracts in process	64	(41)
Inventories	(64)	(42)
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	151	(231)
Customer advances and deposits	(512)	52
Income taxes payable	192	230
Other current liabilities	(127)	(140)
Other, net	(57)	18

Net cash provided by operating activities from continuing operations	154	431
Net cash used by discontinued operations - operating activities	(6)	(1)

Net cash provided by operating activities	148	430

Cash flows from investing activities:
Business acquisitions, net of cash acquired	(168)	(65)
Capital expenditures	(81)	(85)
Purchases of available-for-sale securities	(86)	(973)
Sales/maturities of available-for-sale securities	49	968
Other, net	1	31

Net cash used by investing activities	(285)	(124)

Cash flows from financing activities:
Repayments of commercial paper, net	(139)	—
Dividends paid	(136)	(117)
Purchases of common stock	(109)	(519)
Proceeds from option exercises	27	30
Other, net	(1)	14

Net cash used by financing activities	(358)	(592)

Net decrease in cash and equivalents	(495)	(286)
Cash and equivalents at beginning of period	1,621	2,891

Cash and equivalents at end of period	$1,126	$2,605

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EXHIBIT E

PRELIMINARY FINANCIAL INFORMATION (UNAUDITED)

DOLLARS IN MILLIONS EXCEPT PER SHARE AND EMPLOYEE AMOUNTS

	First Quarter 2009	First Quarter 2008
Non-GAAP Financial Measures:
Free cash flow from operations:
Net cash provided by operating activities from continuing operations	$154	$431
Capital expenditures	(81)	(85)

Free cash flow from operations (A)	$73	$346

Return on invested capital:
Earnings from continuing operations	$2,498	$2,213
After-tax interest expense	93	94
After-tax amortization expense	115	95

Net operating profit after taxes	2,706	2,402
Average debt and equity	14,308	13,822

Return on invested capital (B)	18.9%	17.4%

Other Financial Information:
Return on equity (C)	22.1%	20.1%
Debt-to-equity (D)	37.8%	23.7%
Debt-to-capital (E)	27.4%	19.2%
Book value per share (F)	$26.68	$29.57
Total taxes paid	$41	$41
Company-sponsored research and development (G)	$138	$110
Employment	92,900	84,000
Sales per employee (H)	$348,400	$335,900
Shares outstanding	385,018,155	398,321,560

(A)	We believe free cash flow from operations is a measurement that is useful to investors, because it portrays our ability to generate cash from our core businesses for such purposes as repaying maturing debt, funding business acquisitions and paying dividends. We use free cash flow from operations to assess the quality of our earnings and as a performance measure in evaluating management. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities from continuing operations.
(B)	We believe return on invested capital is a measurement that is useful to investors, because it reflects our ability to generate returns from the capital we have deployed in our operations. We use ROIC to evaluate investment decisions and as a performance measure in evaluating management. We define ROIC as net operating profit after taxes for the latest 12-month period divided by the sum of the average debt and shareholders’ equity for the same period. Net operating profit after taxes is defined as earnings from continuing operations plus after-tax interest and amortization expense. The most directly comparable GAAP measure to net operating profit after taxes is earnings from continuing operations.
(C)	Return on equity is calculated by dividing earnings from continuing operations for the latest 12-month period by our average equity during that period.
(D)	Debt-to-equity ratio is calculated as total debt divided by total equity as of the end of the period.
(E)	Debt-to-capital ratio is calculated as total debt divided by the sum of total debt plus total equity as of the end of the period.
(F)	Book value per share is calculated as total equity divided by total outstanding shares as of the end of the period.
(G)	Includes independent research and development and bid and proposal costs and Gulfstream product development costs.
(H)	Sales per employee is calculated by dividing revenues for the latest 12-month period by our average number of employees during that period.

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EXHIBIT F

BACKLOG (UNAUDITED)

DOLLARS IN MILLIONS

First Quarter 2009	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Estimated Contract Value
Aerospace	$20,179	$590	$20,769	$2,071	$22,840
Combat Systems	11,746	2,724	14,470	2,112	16,582
Marine Systems	9,431	16,031	25,462	1,208	26,670
Information Systems and Technology	7,795	2,629	10,424	12,556	22,980

Total	$49,151	$21,974	$71,125	$17,947	$89,072

Fourth Quarter 2008
Aerospace	$21,861	$618	$22,479	$2,342	$24,821
Combat Systems	12,127	2,831	14,958	2,732	17,690
Marine Systems	10,482	15,963	26,445	1,510	27,955
Information Systems and Technology	7,242	3,003	10,245	10,263	20,508

Total	$51,712	$22,415	$74,127	$16,847	$90,974

First Quarter 2008
Aerospace	$11,802	$650	$12,452	$926	$13,378
Combat Systems	11,116	3,171	14,287	2,292	16,579
Marine Systems	9,552	3,056	12,608	2,272	14,880
Information Systems and Technology	7,582	2,838	10,420	9,142	19,562

Total	$40,052	$9,715	$49,767	$14,632	$64,399

*	The estimated potential contract value represents management’s estimate of our future contract value under unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including aircraft fleet customers’ options to purchase new aircraft. Because the value in the unfunded IDIQ arrangements is subject to the customer’s future exercise of an indeterminate quantity of delivery orders, we recognize these contracts in backlog only when they are funded. Unexercised options are recognized in backlog when the customer exercises the option and establishes a firm order.

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EXHIBIT G

FIRST QUARTER 2009 SIGNIFICANT ORDERS (UNAUDITED)

DOLLARS IN MILLIONS

We received the following significant contract orders during the first quarter of 2009:

Combat Systems

•

Approximately $220 from the U.S. Army to continue performing contractor logistics support for the Stryker wheeled armored vehicle program, bringing the total contract value to date to more than $1.2 billion.

•	Approximately $200 for the production of Stryker Reactive Armor Tile sets and Hull Protection kits.

•	Approximately $150 from the Army for the production of Hydra-70 (2.75-inch) rockets. This order brings the total contract value to date to more than $900.

•	Combined orders totaling approximately $80 for RG-31 vehicle-related spares under the Mine Resistant Ambush Protected (MRAP) vehicle program.

Information Systems and Technology

•

Approximately $250 under the Mobile User Objective System (MUOS) program for risk reduction and design development, bringing the total contract value to date to $1.2 billion. MUOS will provide cell phone-like services to ground-based warfighters around the globe.

•	Approximately $70 from the Army to field the enhanced Prophet tactical signals intelligence (SIGINT) system. The contract has a potential value of more than $850 if all options are exercised.

•

An initial order worth approximately $40 for the Long Term Support Contract (LTSC) for the Canadian Army’s Land Command Support System (LCSS). The contract has a potential value of approximately $680 if all options are exercised.

•

One of 59 General Services Administration (GSA) Alliant contracts to provide federal government agencies with integrated information technology solutions. Alliant is an indefinite delivery, indefinite quantity (IDIQ) program with a $50 billion potential value among all awardees over a 10-year period.

•

One of 142 contracts under the second STRI Omnibus Contract (STOC II) to provide modeling, simulation and instrumentation solutions in support of Army training and testing requirements. STOC II is an IDIQ program with a potential value of $17.5 billion among all awardees over a 10-year period.

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EXHIBIT H

GULFSTREAM AIRCRAFT DELIVERIES (UNAUDITED)

	First Quarter
	2009	2008
Green (units):
Large aircraft	22	22
Mid-size aircraft	9	15

Total	31	37

Completions (units):
Large aircraft	18	20
Mid-size aircraft	16	16

Total	34	36

Pre-owned:
Units	—	1

Revenues (millions)	$—	$9
Operating earnings (millions)	$(21)	$1

Gulfstream margins including pre-owned activity	15.9%	18.5%

Gulfstream margins excluding pre-owned activity	17.7%	18.5%

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